UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, Hyatt Hotels Corporation (the “Company” or “Hyatt”) announced that H. Charles Floyd, 54, Executive Vice President, Group President – Global Operations Center, of the Company will be appointed Executive Vice President, Global President of Operations of the Company, effective August 1, 2014. In this newly created role, Mr. Floyd will continue to lead and develop the Global Operations Center, Hyatt’s shared operation services organization, and will assume responsibility for the successful operation of Hyatt’s hotels globally. The Group Presidents for each of Hyatt’s three regions will report to Mr. Floyd. No changes were made to Mr. Floyd’s compensation in connection with his appointment.

The Company also announced that Peter Sears, 50, will be appointed Executive Vice President, Group President – Americas, effective September 1, 2014. Over the course of a 27-year Hyatt career, Mr. Sears has held numerous positions of increasing operational responsibility, including serving as general manager of several full service hotels in North America, and Senior Vice President, Operations for North America. He has served as Senior Vice President, Operations for Asia Pacific since 2012.

The Company further announced that Stephen G. Haggerty, 46, will serve as Global Head of Capital Strategy, Franchising and Select Service, effective August 1, 2014. Mr Haggerty joined Hyatt in 2007 as Global Head of Development and Real Estate and has been Global Head of Real Estate and Capital Strategy since 2012. No changes were made to Mr. Haggerty’s compensation in connection with his appointment.

Mr. Floyd’s and Mr. Haggerty’s biographies included in “Item 4 – Executive Officers of the Registrant” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are incorporated herein by reference.

A copy of the press release issued by the Company on July 21, 2014 announcing Mr. Floyd’s, Mr. Sears’s and Mr. Haggerty’s appointments is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Hyatt Hotels Corporation Press Release, dated as of July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: July 22, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated as of July 21, 2014